UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2008

ENVIRONMENTAL POWER CORPORATION

(Exact name of company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 –	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 21, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Environmental Power Corporation (the “Company”) adopted the Company’s Annual Incentive Management Plan (the “AIM Plan”) and Long-Term Incentive Plan (the “LTIP”), in which the Company’s principal executive officer, principal financial officer and named executive officers will participate. Each of these plans is described below.

Annual Incentive Management Plan

The purpose of the AIM Plan is to align the interests of management with the Company’s performance goals by focusing management on the achievement of annual financial and operational objectives with competitive financial incentives. Full-time employees not participating in other Company incentive programs will be eligible under the plan, with the extent of participation to be determined by position in the Company.

Pursuant to the AIM Plan, the Board, in cooperation with the Company’s executive team, will set annual corporate financial objectives. Individual performance will also be considered, and threshold and maximum levels of performance will also be set. Under the AIM Plan, the Company’s Chief Executive Officer will have a target award of 50% of base salary; other executive officers will have target awards of 35% of base salary. The Chief Executive Officer’s award will be based 100% on the achievement of corporate goals; the other executive officers’ awards will be based 75% on the achievement of corporate goals, and 25% on individual performance. Particular corporate objectives will be assigned a relative weight, as may also be the case with individual performance goals. The Board has not yet adopted the Company’s corporate financial objectives for 2008.

Awards under the plan will be based on the overall level of achievement of both corporate and individual goals, and will be paid following the audit of year-end financials. Participants in the plan must be employed at the time of payout to receive an award. The AIM Plan can be modified or terminated at any time, is strictly a guideline, and is not binding on the Company. The Committee will determine awards to the Chief Executive Officer and other executives.

Long-Term Incentive Plan

The LTIP was adopted pursuant to the Committee’s discretion under the Company’s existing 2005 Equity Incentive Plan and 2006 Equity Incentive Plan, to set the terms and amounts of awards under such plans, subject to the limitations set forth in such plans. The purpose of the LTIP is to provide a long-term incentive plan based on the financial growth of the Company, to foster teamwork and an entrepreneurial spirit among participants and to provide a long-term compensation tool to motivate, reward and retain participants. The Company’s Chief Executive Officer, its other executive officers and those additional persons designed by the Chief Executive Officer, are eligible to participate in the LTIP. Awards pursuant to the LTIP are expected to be made annually, and may be a combination of different long-term vehicles, including restricted stock awards, incentive stock options and stock appreciation rights, based upon guidelines considered by the Committee on an annual basis. For 2008, grants of stock appreciation rights will be considered. Such awards will be made under the 2005 Equity Incentive Plan or 2006 Equity Incentive Plan, and awards pursuant to the LTIP will be subject to the terms the equity incentive plan under which they are granted, including any limitations on awards set forth therein.

Awards under the LTIP will vest in three substantially equal annual installments beginning on the first anniversary of the grant date. The value of such awards will be determined based on the fair market value at the time of grant, utilizing a modified Black-Scholes methodology where appropriate. The target value of each annual award (as a percentage of base salary) will be established by the Committee for the Chief Executive Officer, will be 30% for the other executive officers, and will be discretionary for any other employees designated for participation in the LTIP by the Chief Executive Officer. All awards will vest in full upon the death of total disability of a participant, or upon a change in control of the Company, and will be forfeited, whether or not vested, upon any termination for cause. Awards vesting upon death or disability are to be paid or exercised within 12 months following such event.

The LTIP can be modified or terminated at any time, is strictly a guideline, and is not binding on the Company. The Committee will determine awards to the Chief Executive Officer and other executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: March 26, 2008